                                                                    EXHIBIT 23.1



[LETTERHEAD OF GARY CARY WARE & FREIDENRICH,
A Professional Corporation]
ATTORNEYS AT LAW
400 HAMILTON AVENUE
PALO ALTO, CA 94301-1825
TEL (415) 328-6561
FAX (415) 327-3699

http://www.gcwf.com


                                                                   OUR FILE NO.
                                                                  1190239-901000

                                December 11, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re: Source Services Corporation -- Registration Statement on Form S-8 for Source Services Corporation 401(k) and Profit Sharing Retirement Savings Plan

Ladies and Gentlemen:

        As legal counsel for Source Services Corporation, a Delaware corporation (the "Company"), we hereby consent to the use of our name wherever it appears in the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which registers up to 3,576,130 of the Company's Common Stock, $0.02 par value, which may be issued pursuant to the Source Services Corporation 401(k) and Profit Sharing Retirement Savings Plan.


                                           Respectfully submitted,


                                           /s/ Gray Cary Ware & Freidenrich
                                           -------------------------------------
                                           GRAY CARY WARE & FREIDENRICH
                                           A Professional Corporation